EXHIBIT 10.4

                [Letterhead of SAVVIS Communications Corporation]

                                                                    May 16, 2001

Reuters Holdings Switzerland SA
c/o Reuters America Inc.
The Reuters Building
Three Times Square- 20th Floor
New York, New York  10036
Attn:  Mr. David Distel

Gentlemen:

                  Reference is made to the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), by and between SAVVIS Communications Corporation (the "Corporation") and Reuters Holdings Switzerland SA (including its successors, assigns and affiliates, "Reuters"). Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Securities Purchase Agreement.

                  The Corporation agrees that, so long as Reuters is the holder of any Notes, Conversion Shares, Purchaser Conversion Preferred or common stock comprising or convertible into at least 5% of the outstanding voting stock of the Corporation, Reuters shall have the right to: (i) receive notice of all meetings of the Board of Directors of the Corporation (the "Board"), noting the time and place of each meeting, at the same time and in the same manner as notice is given to Directors, (ii) receive notice of all meetings of committees of the Board, noting the time and place of each meeting, at the same time and in the same manner as notice is given to members of such committees, (iii) designate an observer (as may be substituted or replaced by Reuters in its sole discretion) to attend all such meetings, in person or by telephone, and (iv) receive all reports, consents, materials and other information distributed to any Director of the Corporation. The Corporation shall reimburse Reuters for the Observer's reasonable travel expenses for transportation to and from meetings of the Board and Committees thereof. The Observer may be excused at the request of the majority of Directors present at any such meeting for discussions of sensitive information regarding commercial arrangements between the Corporation and Reuters or direct competitors of Reuters. The Observer may share any confidential information gained from presence at such meetings with the employees, officers, directors, attorneys and advisors of Reuters, each of whom have a need to know such information in the performance of their duties, but such information shall otherwise be kept confidential by Reuters and its representatives.


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                  In addition, for so long as Reuters shall hold any Notes,
Conversion Shares, Purchaser Conversion Preferred or common stock comprising or convertible into at least 5% of the outstanding voting stock of the Corporation, it shall have the right to nominate and elect such number of Directors of the Corporation, but no fewer than one Director, equal to the product of the percentage of the voting power of the Corporation held by Reuters on a fully-diluted, as-converted basis multiplied by the number of seats on the Board of Directors of the Corporation (rounded down to the nearest whole number).



                                      Very truly yours,

                                      SAVVIS Communications Corporation


                                      By: /s/ Steven M. Gallant
                                          --------------------------------------
                                          Name:  Steven M. Gallant
                                          Title: Vice President, General Counsel





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